Exhibit 99.1

RISK FACTORS

Risks Related to Our Business and Industry
The novel coronavirus disease (or COVID-19) pandemic is expected to have a material adverse effect on our business and results of operations.
The COVID-19 pandemic has negatively impacted the global economy, disrupted consumer spending and global supply chains, and created significant volatility and disruption of financial markets. We expect the COVID-19 pandemic to have a material adverse impact on our business and financial performance. The extent of the impact of the COVID-19 pandemic on our business and financial performance, including our ability to execute our near-term and long-term business strategies and initiatives in the expected time frame, will depend on future developments, including the duration and severity of the pandemic, which are uncertain and cannot be predicted.
As a result of the COVID-19 pandemic, and in response to government mandates or recommendations, as well as decisions we have made to protect the health and safety of our employees, consumers and communities, we have temporarily closed a significant number of our stores globally and furloughed the majority of our store teams. We may face longer term store closure requirements and other operational restrictions with respect to some or all of our physical locations for prolonged periods of time due to, among other factors, evolving and increasingly stringent governmental restrictions including public health directives, quarantine policies or social distancing measures. In addition, many of our franchisees have closed many of their stores, which will adversely impact our revenues from these franchisees. As a result, we expect our financial results to be materially adversely impacted.
Further, consumer fears about becoming ill with the disease may continue, which will adversely affect traffic to our and our franchisees’ stores. Consumer spending generally may also be negatively impacted by general macroeconomic conditions and consumer confidence, including the impacts of any recession, resulting from the COVID-19 pandemic. This may negatively impact sales at our stores and our e-commerce channel and through our franchise agreements. Any significant reduction in consumer visits to, or spending at, our and our franchisees’ stores, caused by COVID-19, and any decreased spending at stores or online caused by decreased consumer confidence and spending following the pandemic, would result in a loss of sales and profits and other material adverse effects.
The COVID-19 pandemic also has the potential to significantly impact our supply chain if the factories that manufacture our products, the distribution centers where we manage our inventory, or the operations of our logistics and other service providers are disrupted, temporarily closed or experience worker shortages. We may also see disruptions or delays in shipments and negative impacts to pricing of certain components of our products.
As a result of the COVID-19 pandemic, including related governmental guidance or requirements, we also have recently closed many of our corporate offices and other facilities, including our corporate headquarters in San Francisco, and have implemented a work from home policy for many of our corporate employees. This policy may negatively impact productivity and cause other disruptions to our business.
If our business does not generate sufficient cash flows from operating activities, and sufficient funds are not otherwise available to us from borrowings under our credit facility or other sources, we may not be able to cover our expenses, grow our business, respond to competitive challenges or fund our other liquidity and capital needs, which would harm our business. Our insurance costs may also increase substantially in the future to cover the costs our insurance carriers may incur related to this pandemic.
In addition, in light of our store closures, the closures of many of the retail centers in which we operate, and federal, state and local instructions resulting from the COVID-19 pandemic, we are taking certain actions and may take additional actions with respect to many if not all of our existing leases during the COVID-19 pandemic, including negotiating with landlords for rent abatement, terminating certain leases, or discontinuing rent payment, which may subject us to legal, reputational and financial risks. We can provide no assurances that any forbearance of our lease obligations will be provided to us, nor that, following the COVID-19 pandemic, we will be able to recommence our store operations on the current terms of our existing leases, or at all.
The full extent of the COVID-19 pandemic’s impact on our business and results of operations depends on future developments that are uncertain and unpredictable, including the duration and spread of the pandemic, its impact on capital and financial markets and any new information that may emerge concerning the severity of the virus, its spread to other regions as well as the actions taken to contain it, among others. At this point in time, we cannot reasonably estimate the full extent of the COVID-19 pandemic’s impact on our business and results of operations.

We have suspended rent payments for our stores that have been closed because of the COVID-19 pandemic, which could cause the counterparties under those leases to attempt to hold us in breach of our lease obligations and terminate our leases and accelerate our future rents due thereunder if we cannot reach acceptable settlements or otherwise prevail in litigation.
As a result of the COVID-19 pandemic, and in response to orders, mandates, guidelines and recommendations from governmental and public health authorities, we have temporarily closed our North American retail stores and a significant number of our stores globally. Beginning in April 2020, we suspended rent payments under the leases for these stores, which approximate $115 million per month in North America. We are currently negotiating with the counterparties under those leases to defer or abate the applicable rent during the store closure period, to modify the terms (including rent) of our leases going forward after the stores reopen, or in certain instances to terminate the leases and permanently close some of the stores. However, there can be no assurance that we will be able to negotiate rent deferrals or rent abatements, or terminate the leases, on commercially reasonable terms or at all. If we are unable to renegotiate the leases and continue to suspend rent payments, the landlords under a majority of the leases for our stores in the United States could allege that we are in default under the leases and attempt to terminate our lease and accelerate our future rents due thereunder. Although we believe that strong legal grounds exist to support our claim that we are not obligated to pay rent for the stores that have been closed because of the governmental and public health authority orders, mandates, guidelines and recommendations, there can be no assurance that such arguments will succeed and any dispute under these leases may result in litigation with the respective landlord, and any such dispute could be costly and have an uncertain outcome.
We must successfully gauge apparel trends and changing consumer preferences to succeed.
Our success is largely dependent upon our ability to gauge the tastes of our customers and to provide merchandise that satisfies customer demand in a timely manner. However, lead times for many of our design and purchasing decisions may make it more difficult for us to respond rapidly to new or changing apparel trends or consumer acceptance of our products. The global apparel retail business fluctuates according to changes in consumer preferences, dictated in part by apparel trends and season. To the extent we misjudge the market for our merchandise or the products suitable for local markets, or fail to execute trends and deliver products to the market as timely as our competitors, our sales will be adversely affected, and the markdowns required to move the resulting excess inventory will adversely affect our operating results.
Our business is highly competitive.
The global apparel retail industry is highly competitive. We and our franchisees compete with local, national, and global department stores, specialty and discount store chains, independent retail stores, and online businesses that market similar lines of merchandise. We face a variety of competitive challenges in an increasingly complex and fast-paced environment, including:

•	anticipating and quickly responding to changing apparel trends and customer demands;

•	attracting customer traffic both in stores and online;

•	competitively pricing our products and achieving customer perception of value;

•	maintaining favorable brand recognition and effectively marketing our products to customers in several diverse market segments and geographic locations;

•	anticipating and responding to changing customer shopping preferences and practices, including the increasing shift to digital brand engagement, social media communication, and online shopping;

•	developing innovative, high-quality products in sizes, colors, and styles that appeal to customers of varying age groups and tastes;

•	purchasing and stocking merchandise to match seasonal weather patterns, and our ability to react to shifts in weather that impact consumer demand;

•	sourcing and allocating merchandise efficiently; and

•	improving the effectiveness and efficiency of our processes in order to deliver cost savings to fund growth.

If we or our franchisees are not able to compete successfully in the United States or internationally, our results of operations would be adversely affected.
Global economic conditions and any related impact on consumer spending patterns could adversely impact our results of operations.
Our performance is subject to global economic conditions, as well as their impact on levels of consumer spending worldwide. Some of the factors that may influence consumer spending include high levels of unemployment, pandemics (such as the extent and duration of the ongoing impact of the current COVID-19 pandemic, including reduced consumer demand, decreased sales, and widespread temporary store closures), higher consumer debt levels, reductions in net worth based on market declines and uncertainty, home foreclosures and reductions in home values, fluctuating interest and foreign currency rates and credit availability, government austerity measures, fluctuating fuel and other energy costs, fluctuating commodity prices, and general uncertainty regarding the overall future economic environment. Consumer purchases of discretionary items, including our merchandise, generally decline during periods when disposable income is adversely affected or there is economic uncertainty.
Adverse economic changes in any of the regions in which we and our franchisees sell our products could reduce consumer confidence, and thereby could negatively affect earnings and have a material adverse effect on our results of operations. In challenging and uncertain economic environments, we cannot predict whether or when such circumstances may improve or worsen, or what impact, if any, such circumstances could have on our business, results of operations, cash flows, and financial position.
We may engage in or seek to engage in strategic transactions, such as acquisitions and dispositions, that are subject to various risks and uncertainties, which could disrupt or adversely affect our businesses.
We may engage in or seek to engage in strategic transactions, such as acquisitions or dispositions, which we may not be able to complete on anticipated terms or time frames, or at all, or which may not generate some or all of the strategic, financial, operational or other benefits we expect to realize from such transactions on such anticipated time frames or at all. In addition, these transactions may be complex in nature, and unanticipated developments or changes, including changes in law, the macroeconomic environment, market conditions, the retail industry or political conditions may affect our ability to complete such transactions. In addition, the process of completing these transactions may be time-consuming and involve significant costs and expenses, which may be significantly higher than what we anticipate and may not yield a benefit if the transactions are not completed successfully, and executing these transactions may require significant time and attention from our senior management and employees, which could disrupt our ongoing business and adversely affect the financial results and results of operations. We may also experience increased difficulties in attracting, retaining and motivating employees and/or attracting and retaining customers during the pendency or following the completion of any of these transactions, which could harm our businesses.
In particular, on January 16, 2020, we announced that we would no longer pursue our previously announced plan to separate into two independent publicly traded companies. We incurred significant costs and expenses in connection with our planned separation, which required significant attention from our senior management and employees, and we expect that the process of unwinding the separation-related work will be time-consuming, will involve additional costs and expenses, and may result in difficulties attracting, retaining and motivating employees, which could harm our business and adversely affect the financial results and results of operations.
Any of these factors could have a material adverse effect on our business, financial condition, results of operations, cash flows and/or the price of our common stock.
We must maintain our reputation and brand image.
Our brands have wide recognition, and our success has been due in large part to our ability to maintain, enhance and protect our brand image and reputation and our customers’ connection to our brands. Our continued success depends in part on our ability to adapt to a rapidly changing media environment, including our increasing reliance on social media and online dissemination of advertising campaigns. Even if we react appropriately to negative posts or comments about us and/or our brands on social media and online, our customers’ perception of our brand image and our reputation could be negatively impacted. In addition, customer sentiment could be shaped by our sustainability policies and related design, sourcing and operations decisions. Failure to maintain, enhance and protect our brand image could have a material adverse effect on our results of operations.

Our failure to manage key executive succession and retention and to continue to attract qualified personnel could have an adverse impact on our results of operations.
Our ability to anticipate and effectively respond to changing apparel trends depends in part on our ability to attract and retain key personnel in our design, merchandising, sourcing, marketing, and other functions. In addition, several of our strategic initiatives, including our technology initiatives and supply chain initiatives, require that we hire and/or develop employees with appropriate experience. We must also attract, develop, and retain a sufficient number of qualified field and distribution center personnel. Competition for talent is intense and the turnover rate in the retail industry is generally high, and we cannot be sure that we will be able to attract and retain a sufficient number of qualified personnel in future periods. Our ability to meet our labor needs while controlling costs is subject to external factors such as unemployment levels, prevailing wage rates, minimum wage legislation, and overtime regulations. If we are unable to retain, attract, and motivate talented employees with the appropriate skill sets, or if changes to our organizational structure, operating results, or business model adversely affect morale or retention, we may not achieve our objectives and our results of operations could be adversely impacted. In addition, the loss of one or more of our key personnel or the inability to effectively identify a suitable successor to a key role could have a material adverse effect on our business. Since the beginning of fiscal 2019, there have been significant changes to our executive leadership team, including the departures of our Chief Executive Officer and our President and Chief Executive Officer of Gap brand and the upcoming departure of our Chief Financial Officer, and the appointment of a new Chief People Officer. In March 2020, we promoted Sonia Syngal to Chief Executive Officer and Katrina O’Connell to Chief Financial Officer. The effectiveness of our leaders, including our new Chief Executive Officer and Chief Financial Officer, and any further transition, could have a significant impact on our results of operations.
Our investments in customer, digital, and omni-channel shopping initiatives may not deliver the results we anticipate.
One of our strategic priorities is to further develop an omni-channel shopping experience for our customers through the integration of our store and digital shopping channels. Our omni-channel initiatives include cross-channel logistics optimization and exploring additional ways to develop an omni-channel shopping experience, including further digital integration and customer personalization. These initiatives involve significant investments in IT systems and significant operational changes. In addition, our competitors are also investing in omni-channel initiatives, some of which may be more successful than our initiatives. If the implementation of our customer, digital, and omni-channel initiatives is not successful, or we do not realize the return on our investments in these initiatives that we anticipate, our operating results would be adversely affected.
If we are unable to manage our inventory effectively, our gross margins could be adversely affected.
Fluctuations in the global apparel retail markets impact the levels of inventory owned by apparel retailers. The nature of the global apparel retail business requires us to carry a significant amount of inventory, especially prior to the peak holiday selling season when we build up our inventory levels. Merchandise usually must be ordered well in advance of the season and frequently before apparel trends are confirmed by customer purchases. We must enter into contracts for the purchase and manufacture of merchandise well in advance of the applicable selling season. As a result, we are vulnerable to demand and pricing shifts and to suboptimal selection and timing of merchandise purchases. In the past, we have not always predicted our customers’ preferences and acceptance levels of our trend items with accuracy. If sales do not meet expectations (for example, because of the continuing and unknown aggregate duration and impact of the COVID-19 pandemic on inventory supply and consumer demand), too much inventory may cause excessive markdowns and, therefore, lower-than-planned margins.
We have key strategic initiatives designed to optimize our inventory levels and increase the efficiency and responsiveness of our supply chain, including vendor fabric platforming, product demand testing, and in-season rapid response to demand. We are also developing additional capabilities to analyze customer behavior and demand, which we believe will allow us to better localize assortment and improve store-level allocations, such as size allocation, to further tailor our assortments to customer needs and increase sell-through. Further, we intend to leverage technology and data science to digitize product creation, integrate with our consolidated vendor base, and further optimize our product-to-market processes and supply chain to enhance our in-season responsiveness and reduce our exposure to fashion volatility. These initiatives and additional capabilities involve significant changes to our inventory management systems and processes. If we are unable to implement these initiatives and integrate these additional capabilities successfully, we may not realize the return on our investments that we anticipate, and our operating results could be adversely affected.

Our business is subject to risks associated with global sourcing and manufacturing.
Independent third parties manufacture all of our products for us. As a result, we are directly impacted by increases in the cost of those products.
If we experience significant increases in demand or need to replace an existing vendor, there can be no assurance that additional manufacturing capacity will be available when required on terms that are acceptable to us or that any vendor would allocate sufficient capacity to us in order to meet our requirements. In addition, for any new manufacturing source, we may encounter delays in production and added costs as a result of the time it takes to train our vendors in our methods, products, quality control standards, and environmental, labor, health, and safety standards. Moreover, in the event of a significant disruption in the supply of the fabrics or raw materials used by our vendors in the manufacture of our products, our vendors might not be able to locate alternative suppliers of materials of comparable quality at an acceptable price. Any delays, interruption, or increased costs in the manufacture of our products could result in lower sales and net income. In addition, certain countries represent a larger portion of our global sourcing. For example, in fiscal 2019, approximately 32 percent and 16 percent of our merchandise, by dollar value, is purchased from factories in Vietnam and China, respectively. Accordingly, any delays in production and added costs in Vietnam or China could have a more significant impact on our results of operations.
Because independent vendors manufacture virtually all of our products outside of our principal sales markets, third parties must transport our products over large geographic distances. Delays in the shipment or delivery of our products due to the availability of transportation, work stoppages, port strikes, infrastructure congestion, public health emergencies, social unrest, changes in local economic conditions, political upheavals, or other factors, and costs and delays associated with transitioning between vendors, could adversely impact our financial performance. Operating or manufacturing delays, transportation delays, or unexpected demand for our products may require us to use faster, but more expensive, transportation methods such as aircraft, which could adversely affect our gross margins. In addition, the cost of fuel is a significant component of transportation costs, so increases in the price of petroleum products can adversely affect our gross margins.
If our vendors, or any raw material vendors on which our vendors rely, suffer prolonged manufacturing or transportation disruptions due to public health conditions, such as the recent COVID-19 pandemic, or other unforeseen events, our ability to source product could be adversely impacted which would adversely affect our results of operations.
We are subject to data and security risks, which could have an adverse effect on our results of operations and consumer confidence in our security measures.
As part of our normal operations, we receive and maintain confidential, proprietary, and personally identifiable information, including credit card information, and information about our customers, our employees, job applicants, and other third parties. Our business employs systems and websites that allow for the secure storage and transmission of this information. However, despite our safeguards and security processes and protections, security breaches could expose us to a risk of loss or misuse of this information, litigation, and potential liability. The retail industry, in particular, has been the target of many recent cyber-attacks. We may not have the resources to anticipate or prevent rapidly evolving types of cyber-attacks. Attacks may be targeted at us, our vendors or customers, or others who have entrusted us with information. In addition, even if we take appropriate measures to safeguard our information security and privacy environment from security breaches, we could still expose our customers and our business to risk. Actual or anticipated attacks may disrupt or impair our technology capabilities, and may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees, and engage third-party experts and consultants. Advances in computer capabilities, new technological discoveries, or other developments may result in the technology used by us to protect transaction or other data being breached or compromised. Measures we implement to protect against cyber-attacks may also have the potential to impact our customers’ shopping experience or decrease activity on our websites by making them more difficult to use. Data and security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or by persons with whom we have commercial relationships that result in the unauthorized release of personal or confidential information. In addition, the global regulatory environment surrounding information security, cybersecurity, and privacy is increasingly demanding, with new laws, such as the European Union’s General Data Protection Regulation (GDPR) and the California Consumer Privacy Act, which give customers the right to control how their personal information is collected, used and retained. Violating these rights, or failing to secure personal information, could result in a violation of applicable privacy and other laws, significant legal and financial exposure, and a loss of consumer confidence in our security measures, which could have an adverse effect on our results of operations and our reputation.

Failures of, or updates or changes to, our IT systems may disrupt operations.
We maintain a complex technology platform consisting of both legacy and modern systems. These systems require continual maintenance, upgrades and changes, some of which are significant. Upgrades involve replacing existing systems with successor systems, making changes to existing systems, or cost-effectively acquiring new systems with new functionality. We are aware of inherent risks associated with maintaining and replacing these systems, including accurately capturing data and addressing system disruptions and believe we are taking appropriate action to mitigate the risks through testing, training, and staging implementation, as well as ensuring appropriate commercial contracts are in place with third-party vendors supplying or supporting our IT initiatives. However, there can be no assurances that we will successfully maintain or launch these systems as planned or that they will be implemented without disruptions to our operations. IT system disruptions or failures, if not anticipated and appropriately mitigated, or failure to successfully implement new or upgraded systems, could have a material adverse effect on our results of operations.
Our efforts to expand internationally may not be successful.
Our current strategies include pursuing selective international expansion in a number of countries around the world through a number of channels. This includes our franchisees opening additional stores internationally. We have limited experience operating or franchising in some of these locations. In many of these locations, we face major, established competitors. In addition, in many of these locations, the real estate, employment and labor, transportation and logistics, regulatory, and other operating requirements differ dramatically from those in the places where we have more experience. Consumer tastes and trends may differ in many of these locations and, as a result, the sales of our products may not be successful or result in the margins we anticipate. If our international expansion plans are unsuccessful or do not deliver an appropriate return on our investments, our operations and financial results could be materially, adversely affected.
The market for real estate is competitive.
Our ability to effectively obtain real estate to open new stores, distribution centers, and corporate offices nationally and internationally depends on the availability of real estate that meets our criteria for traffic, square footage, co-tenancies, lease economics, demographics, and other factors. We also must be able to effectively renew our existing store leases. In addition, we may seek to downsize, consolidate, reposition, relocate, or close some of our real estate locations, which in most cases requires a modification of an existing store lease. For example, in connection with the COVID-19 pandemic, we are in active negotiations with our landlords. Failure to secure adequate new locations, successfully modify or exit existing locations, or effectively manage the profitability of our existing fleet of stores, could have a material adverse effect on our results of operations.
Additionally, the economic environment may at times make it difficult to determine the fair market rent of real estate properties within the United States and internationally. This could impact the quality of our decisions to exercise lease options at previously negotiated rents and the quality of our decisions to renew expiring leases at negotiated rents. Any adverse effect on the quality of these decisions could impact our ability to retain real estate locations adequate to meet our targets or efficiently manage the profitability of our existing fleet of stores, or cause impairments of our lease right of use assets as market values decline, any of which could have a material adverse effect on our financial condition or results of operations.
Risks associated with importing merchandise from foreign countries, including failure of our vendors to adhere to our Code of Vendor Conduct, could harm our business.
We purchase nearly all merchandise from third-party vendors in many different countries, and we require those vendors to adhere to a Code of Vendor Conduct, which includes anti-corruption, environmental, labor, health, and safety standards. From time to time, contractors or their subcontractors may not be in compliance with these standards or applicable local laws. Although we have implemented policies and procedures to facilitate our compliance with laws and regulations relating to doing business in foreign markets and importing merchandise into various countries, there can be no assurance that suppliers and other third parties with whom we do business will not violate such laws and regulations or our policies. Significant or continuing noncompliance with such standards and laws by one or more vendors could have a negative impact on our reputation, could subject us to liability, and could have an adverse effect on our results of operations.

Our franchise business is subject to certain risks not directly within our control that could impair the value of our brands.
We enter into franchise agreements with unaffiliated franchisees to operate stores and, in limited circumstances, websites, in many countries around the world. Under these agreements, third parties operate, or will operate, stores and websites that sell apparel and related products under our brand names. The effect of these arrangements on our business and results of operations is uncertain and will depend upon various factors, including the demand for our products in new markets internationally and our ability to successfully identify appropriate third parties to act as franchisees, distributors, or in a similar capacity. In addition, certain aspects of these arrangements are not directly within our control, such as franchisee financial stability and the ability of these third parties to meet their projections regarding store locations, store openings, and sales. Other risks that may affect these third parties include general economic conditions in specific countries or markets, foreign exchange rates, changes in diplomatic and trade relationships, restrictions on the transfer of funds, and political instability. Moreover, while the agreements we have entered into and plan to enter into in the future provide us with certain termination rights, the value of our brands could be impaired to the extent that these third parties do not operate their stores in a manner consistent with our requirements regarding our brand identities and customer experience standards. Failure to protect the value of our brands, or any other harmful acts or omissions by a franchisee, could have an adverse effect on our results of operations and our reputation.
Trade matters may disrupt our supply chain.
Trade restrictions, including increased tariffs or quotas, embargoes, safeguards, and customs restrictions against apparel items, as well as U.S. or foreign labor strikes, work stoppages, or boycotts, could increase the cost or reduce the supply of apparel available to us and adversely affect our business, financial condition, and results of operations. We cannot predict whether any of the countries in which our merchandise currently is manufactured or may be manufactured in the future will be subject to additional trade restrictions imposed by the United States or other foreign governments, including the likelihood, type, or effect of any such restrictions. For example, the current political landscape and recent tariffs imposed by the U.S. and other countries in response has introduced greater uncertainty with respect to future tax and trade regulations. In addition, we face the possibility of anti-dumping or countervailing duties lawsuits from U.S. domestic producers. We are unable to determine the impact of the changes to the quota system or the impact that potential tariff lawsuits could have on our global sourcing operations. Our sourcing operations may be adversely affected by trade limits or political and financial instability, resulting in the disruption of trade from exporting countries, significant fluctuation in the value of the U.S. dollar against foreign currencies, restrictions on the transfer of funds, or other trade disruptions. Changes in tax policy or trade regulations, such as the imposition of new tariffs on imported products, could have a material adverse effect on our business and results of operations.
Our business is exposed to the risks of foreign currency exchange rate fluctuations and our hedging strategies may not be effective in mitigating those risks.
We are exposed to foreign currency exchange rate risk with respect to our sales, operating expenses, profits, assets, and liabilities generated or incurred in foreign currencies as well as inventory purchases in U.S. dollars for our foreign subsidiaries. Although we use financial instruments to hedge certain foreign currency risks, these measures may not succeed in fully offsetting the negative impact of foreign currency rate movements and generally only delay the impact of adverse foreign currency rate movements on our business and financial results.
We experience fluctuations in our comparable sales and margins.
Our success depends in part on our ability to grow sales and improve margins, in particular at our largest brands. A variety of factors affect comparable sales or margins, including but not limited to apparel trends, competition, current economic conditions, the timing of new merchandise releases and promotional events, changes in our merchandise mix, the success of marketing programs, foreign currency fluctuations, industry traffic trends, and weather conditions. These factors may cause our comparable sales results and margins to differ materially from prior periods and from expectations. Our comparable sales, including the associated comparable online sales, have fluctuated significantly in the past on an annual and quarterly basis. Over the past fiscal year, our reported quarterly comparable sales have ranged from a high of negative 1 percent in the fourth quarter of fiscal 2019 to a low of negative 4 percent in the first, second and third quarters of fiscal 2019. Over the past five years, our reported gross margins have ranged from a high of 38.3 percent in fiscal 2017 to a low of 36.2 percent in fiscal 2015. In addition, over the past five years, our reported operating margins have ranged from a high of 9.6 percent in fiscal 2015 to a low of 3.5 percent in fiscal 2019.
Our ability to deliver strong comparable sales results and margins depends in large part on accurately forecasting demand and apparel trends, selecting effective marketing techniques, providing an appropriate mix of merchandise for our broad and diverse customer base, managing inventory effectively, using effective pricing strategies, and optimizing store performance. Failure to meet the expectations of investors, securities analysts, or credit rating agencies in one or more future periods could reduce the market price of our common stock, cause our credit ratings to decline, and impact liquidity.

Changes in our credit profile or deterioration in market conditions may limit our access to the capital markets and adversely impact our financial position or our business initiatives.
In April 2011, we issued $1.25 billion aggregate principal amount of 5.95 percent notes due April 2021. As a result, we will have additional costs that include interest payable semi-annually on the notes.
Our cash flows from operations are the primary source of funds for these debt service payments. In this regard, we have generated annual cash flow from operating activities in excess of $1 billion per year for well over a decade and ended fiscal 2019 with $1.4 billion of cash and cash equivalents on our balance sheet. Until recently, we have also been able to supplement near-term liquidity, if needed, with our Revolving Credit Facility. In March 2020, we drew down the entire $500 million under this facility in light of heightened liquidity needs as a result of the COVID-19 pandemic. We continue to target a cash balance between $1.0 billion to $1.2 billion, which provides not only for our working capital needs, but also a reserve for unexpected business downturns. However, our cash flows from operating activities have declined significantly, largely due to reduced store traffic and widespread temporary store closures as a result of the COVID-19 pandemic. In addition, any future reduction in our credit ratings could result in reduced access to the credit and capital markets, and higher interest costs and potentially increased lease or hedging costs. Reduction in our credit ratings could also negatively impact our ability to enter into new debt arrangements in the future.
In November 2019, Standard and Poor’s Ratings Service downgraded their credit rating of us from BB+ stable outlook to BB negative outlook. In March 2020, Moody’s Investor Service downgraded their credit rating of us from Baa2 to Ba1. These downgrades, and any future reduction in our credit ratings, could result in reduced access to the credit and capital markets, more restrictive covenants in future financial documents and higher interest costs, and potentially increased lease or hedging costs.
For further information on our debt and credit facilities, see Note 5 and Note 6 of Notes to Consolidated Financial Statements in our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2019.
Changes in the regulatory or administrative landscape could adversely affect our financial condition and results of operations.
Laws and regulations at the local, state, federal, and international levels frequently change, and the ultimate cost of compliance cannot be precisely estimated. In addition, we cannot predict the impact that may result from changes in the regulatory or administrative landscape.
Any changes in laws or regulations, the imposition of additional laws or regulations, or the enactment of any new or more stringent legislation that impacts employment and labor, anti-corruption, trade, product safety, transportation and logistics, health care, tax, cybersecurity, privacy, operations, or environmental issues, among others, could have an adverse impact on our financial condition and results of operations.
Our results could be adversely affected by natural disasters, public health crises, political crises, negative global climate patterns, or other catastrophic events.
Natural disasters, such as hurricanes, tornadoes, floods, earthquakes, and other adverse weather conditions; unforeseen public health crises, such as pandemics and epidemics (including, for example, the ongoing COVID-19 pandemic); political crises, such as terrorist attacks, war, labor unrest, and other political instability; negative global climate patterns, especially in water stressed regions; or other catastrophic events, such as fires or other disasters occurring at our distribution centers or our vendors’ manufacturing facilities, whether occurring in the United States or internationally, could disrupt our operations, including the operations of our franchisees or the operations of one or more of our vendors. In particular, these types of events could impact our supply chain from or to the impacted region and could impact our ability or the ability of our franchisees or other third parties to operate our stores or websites. These types of events could negatively impact consumer spending in the impacted regions or, depending upon the severity, globally. For example, social distancing measures imposed by governments and related store closures as a result of the COVID-19 pandemic have had and are expected to continue to have a material adverse impact on our store revenue. Disasters occurring at our vendors’ manufacturing facilities could impact our reputation and our customers’ perception of our brands. To the extent any of these events occur, our operations and financial results could be adversely affected.

Reductions in income and cash flow from our credit card arrangement related to our private label and co-branded credit cards could adversely affect our operating results and cash flows.
A third-party, Synchrony Financial (“Synchrony”), owns and services our private label credit card and co-branded programs for our Gap, Old Navy, Banana Republic and Athleta brands. Our agreement with Synchrony provides for certain payments to be made by Synchrony to us, including a share of revenues from the performance of the credit card portfolios. The income and cash flow that we receive from Synchrony is dependent upon a number of factors, including the level of sales on private label and co-branded accounts, the level of balances carried on the accounts, payment rates on the accounts, finance charge rates and other fees on the accounts, the level of credit losses for the accounts, Synchrony’s ability to extend credit to our customers, as well as the cost of customer rewards programs. All of these factors can vary based on changes in federal and state credit card, banking, and commercial protection laws. The factors affecting the income and cash flow that we receive from Synchrony can also vary based on a variety of economic, legal, social, and other factors (for example, the ongoing impact of the COVID-19 pandemic) that we cannot control. If the income and cash flow that we receive from the consumer credit card program agreement with Synchrony decreases significantly, our operating results and cash flows could be adversely affected.
We are subject to various proceedings, lawsuits, disputes, and claims from time to time, which could adversely affect our business, financial condition, and results of operations.
As a multinational company, we are subject to various proceedings, lawsuits, disputes, and claims (“Actions”) arising in the ordinary course of our business. Many of these Actions raise complex factual and legal issues and are subject to uncertainties. Actions filed against us from time to time include commercial, intellectual property, customer, employment, and data privacy claims, including class action lawsuits. The plaintiffs in some Actions seek unspecified damages or injunctive relief, or both. Actions are in various procedural stages and some are covered in part by insurance. We may face additional Actions as a result of the COVID-19 pandemic, including Actions filed by our landlords in respect of our leases. We cannot predict with assurance the outcome of Actions brought against us. Accordingly, developments, settlements, or resolutions may occur and impact income in the quarter of such development, settlement, or resolution. An unfavorable outcome could have an adverse impact on our business, financial condition and results of operations.